UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.       )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Orange County Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Orange County Bancorp, Inc.
212 Dolson Avenue
Middletown, New York 10940
(845) 341-5000
April 11, 2025
Dear Fellow Stockholder:
The 2025 Annual Meeting of Stockholders of Orange County Bancorp, Inc. (the “Company”) will be held at the office of the Company located at 4 West Red Oak Lane, White Plains, New York on Tuesday, May 20, 2025, at 3:30 p.m., Eastern time.
The enclosed Notice of Annual Meeting and Proxy Statement describes the formal business to be transacted at the annual meeting. During the annual meeting we will also report on the operations of the Company. Also enclosed for your review is our Form 10-K and Annual Report for the year ended December 31, 2024, which contains information concerning our activities and operating performance. Our directors and officers, as well as a representative of our independent registered public accounting firm, are expected to be present at the annual meeting to respond to any questions that stockholders may have.
The business to be conducted at the annual meeting consists of the election of directors and the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2025. The Board of Directors has determined that the matters to be considered at the annual meeting are in the best interest of the Company and its stockholders, and the Board of Directors unanimously recommends a vote “FOR” each of the nominees for director and “FOR” the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.
Your vote is important, regardless of the number of shares you own and whether you plan to attend the annual meeting. I encourage you to read the attached proxy statement carefully and vote your shares as promptly as possible because a failure to obtain a sufficient number of votes could cause a delay in the annual meeting and result in additional expense to the Company. Voting in advance will not prevent you from attending the meeting and voting in person, but will assure that your vote is counted if you are unable to attend the annual meeting.
You can vote by telephone by calling 1-800-652-VOTE (8683) or online at www.envisionreports.com/OBT. You can also complete and sign the enclosed proxy card and return it to the Company’s transfer agent, Computershare. Our Proxy Statement, 2024 Form 10-K and the 2024 Annual Report are also available at www.envisionreports.com/OBT.
Sincerely,
/s/ Jonathan Rouis

Jonathan Rouis
Chairman of the Board

Orange County Bancorp, Inc.
212 Dolson Avenue
Middletown, New York 10940
(845) 341-5000
NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 20, 2025
Notice is hereby given that the 2025 Annual Meeting of Stockholders of Orange County Bancorp, Inc. (the “Company”) will be held at the office of the Company located at 4 West Red Oak Lane, White Plains, New York on Tuesday, May 20, 2025 at 3:30 p.m., Eastern time.
A Proxy Card and Proxy Statement for the annual meeting are enclosed. The annual meeting is for the purpose of considering and acting upon:
1.
the election of five directors;

2.
the ratification of the appointment of Crowe LLP as independent registered public accounting firm for the year ending December 31, 2025; and

such other matters as may properly come before the annual meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the annual meeting.
Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on the date or dates to which the annual meeting may be adjourned. Stockholders of record at the close of business on March 31, 2025 are the stockholders entitled to vote at the annual meeting, and any adjournments thereof.
EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ALTERNATIVELY, YOU WILL BE ABLE TO RECORD YOUR VOTE BY TELEPHONE OR BY INTERNET BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. A PROXY MAY BE REVOKED BY FILING WITH THE CORPORATE SECRETARY OF ORANGE COUNTY BANCORP, INC. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY CARD BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING. ATTENDANCE AT THE ANNUAL MEETING WILL NOT IN ITSELF CONSTITUTE REVOCATION OF YOUR PROXY.
By Order of the Board of Directors
/s/ Jennifer Staub

Jennifer Staub
Corporate Secretary
Middletown, New York
April 11, 2025
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS: THE PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, FORM 10-K AND ORANGE COUNTY BANCORP, INC.’S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2024 ARE EACH AVAILABLE ON THE INTERNET AT WWW.ENVISIONREPORTS.COM/OBT.

PROXY STATEMENT
Orange County Bancorp, Inc.
212 Dolson Avenue
Middletown, New York 10940
(845) 341-5000
ANNUAL MEETING OF STOCKHOLDERS
May 20, 2025
This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Orange County Bancorp, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders, which will be held at the office of the Company located at 4 West Red Oak Lane, White Plains, New York on Tuesday, May 20, 2025 at 3:30 p.m., Eastern time, and all adjournments of the annual meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 11, 2025.
REVOCATION OF PROXIES
Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Please sign and return your proxy card in the postage paid envelope provided. Alternatively, you will be able to record your vote more quickly if you choose to vote by telephone or by Internet by following the instructions on the proxy card. Where no instructions are indicated on the proxy card, signed proxies will be voted “FOR” the election of each of the nominees for director named herein and “FOR” the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2025.
Proxies may be revoked by sending written notice of revocation to the Corporate Secretary of the Company at the address shown above, by filing a duly executed proxy bearing a later date, by following the instructions to submit your proxy via the Internet or telephone on the enclosed proxy card, or by voting in person at the annual meeting. The presence at the annual meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to our Corporate Secretary prior to the voting of such proxy.
If you have any questions about giving your proxy or require assistance, please contact Computershare Shareholder Services at 1-800-368-5948. If you are a stockholder whose shares are not registered in your name, you will need appropriate documentation from your record holder to vote in person at the annual meeting.
SOLICITATION OF PROXIES; EXPENSES
We will pay the cost of this proxy solicitation. Our directors, executive officers and other employees may solicit proxies by mail, personally, by telephone, by press release, by facsimile transmission or by other electronic means. No additional compensation will be paid to our directors, executive officers or employees for such services. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock.

VOTING SECURITIES AND PRINCIPAL HOLDERS
Except as otherwise noted below, holders of record of the Company’s common stock, par value $0.25 per share, as of the close of business on March 31, 2025 are entitled to one vote for each share then held. As of March 31, 2025, there were 11,383,738 shares of common stock issued and outstanding.
Principal Holders
Persons and groups who beneficially own in excess of 5% of the shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership. The following table sets forth, as of March 31, 2025, the shares of common stock beneficially owned by our directors and executive officers, individually and as a group, and by each person who was known to us as the beneficial owner of more than 5% of the outstanding shares of common stock. The number of shares reflect a two-for-one forward stock split which became effective on January 10, 2025. The mailing address for each of our directors and executive officers is 212 Dolson Avenue, Middletown, New York 10940.
	Shares of Common Stock Beneficially Owned as of the Record Date(1)	Percent of Shares of Common Stock Outstanding(2)	Restricted Stock Units (RSUs)(3)
Persons Owning Greater than 5%
BlackRock, Inc. 50 Hudson Yards New York, New York 10001	726,048(4)	6.4%
Robert W. Morrison 35 Front Jacques Street, Apt #2 Somerville, MA 02145	654,184(5)	5.8%
Directors
Michael J. Gilfeather	76,981(6)	*	66,045(7)
Gregory F. Holcombe	183,601(8)	1.6%	995
Kevin J. Keane	39,738(9)	*	995
Marianna R. Kennedy	9,103(10)	*	995
William D. Morrison	114,024(11)	1.0%	995
Jonathan F. Rouis	13,941(12)	*	995
Richard B. Rowley	555,554(13)	4.9%	995
Gustave J. Scacco	5,560(14)	*	―
Jonathan Schiller	5,719(15)	*	995
Olga Luz Tirado	1,149(16)	*	995
Executive Officers who are not Directors
Michael Lesler	5,243(17)	*	11,551(18)
Joseph A. Ruhl	22,343	*	10,894
Gregory Sousa	7,703(19)	*	13,901(20)
David Dineen	4,330(21)	*	6,882
Michael Coulter	2,783(22)	*	4,730
Elizabeth Jones	3,013	*	5,157
Michael Listner	1,756	*	6,544
Stephen Rooney	994	*	7,995
All directors and executive officers as a group (18 persons)	1,053,535	9.3%	141,655

*
Less than 1%.

(1)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Orange County Bancorp, Inc. common stock if he has or shares voting or investment power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days from March 31, 2025. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct and the named individuals and group exercise sole voting and investment power over the shares of Orange County Bancorp, Inc. common stock.

(2)
Based on a total of 11,383,738 shares of common stock outstanding as of March 31, 2025.

(3)
The RSUs will settle in shares of the Company’s common stock. All non-employee Director awards vest 100% on the first anniversary of the date of grant. All Executive Officer awards vest in approximately 33% increments on the first, second, and third anniversary of the date of grant. Until vesting, these Directors and Executive Officers neither have the right to vote, nor the right to dispose of these RSUs.

(4)
Based on a Form 13F filed with the Securities and Exchange Commission on February 7, 2025 reporting sole voting power over 363,024 shares by BlackRock, Inc. as of December 31, 2024. The number of shares reported above reflect a two-for-one forward stock split which became effective on January 10, 2025.

(5)
Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2022 reporting sole voting and dispositive power over all 327,092 shares by Robert W. Morrison. The number of shares reported above reflect a two-for-one forward stock split which became effective on January 10, 2025.

(6)
Includes 15,850 shares in an IRA.

(7)
Includes 21,688 restricted stock units which become payable to Mr. Gilfeather upon his separation of service as an executive and 10,411 restricted share units which become payable to Mr. Gilfeather on December 31, 2026.

(8)
Includes 14,920 shares are held by a Foundation, 69,440 shares are held by an LLC, 12,054 shares are held by a Trust, and 19,229 restricted stock units which are settled in shares of Company common stock upon separation from service. Mr. Holcombe has shared voting and investment power over 63,358 shares.

(9)
Includes 7,400 shares are held by a Partnership and 13,106 restricted stock units which are settled in shares of Company common stock upon separation from service.

(10)
Includes 8,503 restricted stock units which are settled in shares of Company common stock upon separation from service.

(11)
Includes 10,932 shares in an IRA, 324 shares in a Roth IRA, and 1,124 restricted stock units which are settled in shares of Company common stock upon separation from service.

(12)
Includes 5,241 restricted stock units which are settled in shares of Company common stock upon separation from service.

(13)
Includes 19,286 restricted stock units which are settled in shares of Company common stock upon separation from service.

(14)
Mr. Scacco has shared voting and investment power over 5,560 shares.

(15)
Includes 719 restricted stock units which are settled in shares of Company common stock upon separation from service. Mr. Schiller has shared voting and investment power over 5,000 shares.

(16)
Includes 47 restricted stock units which are settled in shares of Company common stock upon separation from service.

(17)
Includes 2,000 shares in an IRA and 1,062 shares held in the 401(k).

(18)
Includes 887 restricted stock units in connection with the Performance-Based SERP.

(19)
Includes 5,263 shares held in the 401(k).

(20)
Includes 3,621 restricted stock units in connection with the Performance-Based SERP.

(21)
Includes 1,758 shares held in the 401(k).

(22)
Includes 32 shares held in the 401(k).

Quorum
The presence in person or by proxy of holders of a majority of the total number of issued and outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the annual meeting, the annual meeting may be adjourned in order to permit the further solicitation of proxies.
Effect of Not Casting Your Vote
If you hold your shares in “street name,” you are considered the beneficial owner of your shares and your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by completing a voting instruction form provided by your broker, bank or other holder of record that accompanies your proxy materials. If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors. Current regulations restrict the ability of your bank, broker or other holder of record to vote your shares in the election of directors and certain other matters on a discretionary basis. Therefore, if you hold your shares in street name and you do not instruct your bank, broker or other holder of record on how to vote in the election of directors, no votes will be cast on your behalf. These are referred to as “broker non-votes.” Your bank, broker or other holder of record, however, does continue to have discretion to vote any shares for which you do not provide instructions on how to vote on the ratification of the appointment of the independent registered public accounting firm. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.
Votes Required
As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder: (i) to vote FOR ALL nominees; (ii) to WITHHOLD for ALL nominees; or (iii) to vote FOR ALL EXCEPT one or more of the nominees. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the highest number of votes cast are elected, up to the maximum number of directors to be elected at the annual meeting.
As to the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2025, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The ratification of this matter shall be determined by a majority of the votes cast at the annual meeting, without regard to proxies marked ABSTAIN or broker non-votes.
Participants in the Orange County Bancorp, Inc. 401(k) Plan
If you hold shares of Company common stock in the Orange County Bancorp, Inc. 401(k) Plan, as amended (the “401(k) Plan”), you will receive a proxy card that allows you to direct Pentegra Trust Company, as the 401(k) Plan trustee how to vote the shares of Company common stock credited to your 401(k) Plan account. Under the terms of the 401(k) Plan, the 401(k) Plan trustee votes all shares of Company common stock held in the 401(k) Plan trust, but each 401(k) Plan participant may direct the trustee how to vote the shares of Company common stock credited to his or her account. The 401(k) Plan trustee will vote all shares of Company common stock held in the 401(k) Plan trust for which a participant has voted to abstain or for which no voting instructions are received in the same proportion as shares of Company common stock for which it has received timely voting instructions, subject to a determination that such vote is in the best interest of 401(k) Plan participants.
In order for your voting instructions to be timely, the 401(k) Plan trustee must receive your voting instructions by 11:59 p.m. Eastern time on May 14, 2025.

PROPOSAL I — ELECTION OF DIRECTORS
Our Board of Directors is comprised of ten members. Our Bylaws provide that directors are divided into three classes as nearly equal in number as possible, with one class of directors elected annually. Five directors have been nominated for election at the annual meeting. The Board of Directors has nominated Kevin Keane, William Morrison and Jonathan Rouis, each to serve as a director for a three-year term, Jonathan Schiller, to serve as a director for a two-year term and Gustave J. Scacco, to serve as a director for a one-year term and until each of their respective successors shall have been elected and qualified. Messrs. Keane, Morrison, Rouis, Schiller and Scacco are currently directors of the Company, and each nominee has agreed to serve as a director if elected.
The following sets forth certain information regarding the nominees, the other current members of our Board of Directors, and executive officers who are not directors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the annual meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee or continuing director and any other person pursuant to which such nominee or continuing director was selected. Age information is as of March 31, 2025, and term as a director includes service with Orange Bank & Trust Company (the “Bank”) prior to the incorporation of the Company.
Directors
The nominees for director for a term ending in 2028 are:
Kevin J. Keane.   Mr. Keane is the Managing Partner for PKF O’Connor Davies, the nation’s 26th largest accounting and advisory firm. With more than 30 years’ experience, Mr. Keane is recognized for delivering outstanding accounting and business advisory services and exceptional client experiences to the high-net-worth and family-owned companies in the manufacturing, distribution, real estate, construction industries and more. Mr. Keane is a supporter of various charities and an active participant on boards of directors and finance committees for many area nonprofit organizations and clubs, including the John A. Coleman School of the Elizabeth Seton Pediatric Center, Lititz Watch Technicum and the Irish Arts Center. He is also the Chairman of the Board of Trustees for his alma mater, Archbishop Stepinac High School. Mr. Keane was a founder of The Westchester Bank and served on the board of directors of the bank until the bank was acquired in 2021. Mr. Keane is a graduate of the State University of New York at Albany and earned his Master of Business Administration degree in corporate finance from Pace University. Mr. Keane’s expertise in accounting and business advisory services as well as his local and regional community involvement are valuable assets to the Board of Directors of the Company. Age 68. Director since 2022.
William D. Morrison.   Mr. Morrison is an independent insurance professional and served for 23 years as a senior account executive in commercial insurance with Marshall & Sterling Insurance Company. He has a Bachelor of Science in Business Administration degree from Marist College. Mr. Morrison is a current or past board member of several community, corporate and charitable organizations. Mr. Morrison’s work experience provides the Board of Directors of the Company with strong insight into budgeting and financial strategy. Age 70. Director since 2004.
Jonathan F. Rouis, CPA.   Mr. Rouis serves as our Chairman of the Board. Mr. Rouis is a Partner at RBT CPAs, an accounting, auditing, tax and consulting firm and the former managing partner at Rouis & Company LLC CPAs. Mr. Rouis served on the Sullivan County Legislature and served as its Chairman. He has a Bachelor of Business Administration degree in Accounting from St. Bonaventure University. Mr. Rouis is a member or past member of several professional and community organizations, including serving on the Greater Hudson Valley Health Systems board of directors. Mr. Rouis’ expertise in accounting and corporate management and his community involvement are valuable assets to the board. Age 53. Director since 2018.

The nominee for director for a term ending in 2027 is:
Jonathan Schiller.   Mr. Schiller is an entrepreneur with vast senior leadership experience. He is the President and CEO of Hospicom Inc., a world-class medical education and consulting company that serves Fortune 100 pharmaceutical and biotechnology companies. Mr. Schiller founded Hospicom Inc. in 2003 and successfully led Hospicom’s transition from a startup to a highly successful, multimillion-dollar global organization. He previously founded the Society of Academic Medicine and Strategically Speaking Inc. Mr. Schiller earned a BS in Pharmacy and is a Registered Pharmacist from St. John’s University and an MBA in Marketing /Marketing Management from Columbia University Business School. Mr. Schiller’s consulting experience, along with his skills in driving company performance are valuable assets to the board. Age 60. Director since 2024.
The nominee for director for a term ending in 2026 is:
Gustave “Gus” J. Scacco.   Mr. Scacco has served as Chief Executive Officer and Chief Investment Officer of Hudson Valley Investment Advisors, Inc. (“HVIA”) since 2015 and Chief Investment Officer of the Company since 2020. Mr. Scacco has over 35 years of experience in the finance and investment industry and holds a Bachelor of Business Administration degree in Management from Adelphi University and a Master of Business Administration degree in Finance from Hofstra University’s Frank Zarb School of Business. Mr. Scacco previously was a Partner at Angelo Gordon Asset Management where as a portfolio manager was part of a team that managed over $3.5 billion in assets. Prior positions included co-managing Morgan Stanley’s Capital Growth Fund and was an equity analyst and COO at Tiger Management’s Tiger Shark fund. He is involved in the community as a board member for various state and local not for profit organizations. Mr. Scacco is a member of the Economics Club of New York and the New York State Society of Certified Public Accountants and is a frequent guest on FOX Business News and quoted in various business publications. As Chief Executive Officer of HVIA and Chief Investment Officer of the Company and HVIA, Mr. Scacco brings knowledge of the wealth management and institutional investment industry and the operations of HVIA and to the Board of Directors of the Company. Age 63. Director since 2018.
The Board of Directors recommends a vote “FOR” each of the nominees for director.
The following directors have terms ending in 2026:
Michael J. Gilfeather.   Mr. Gilfeather has been President and Chief Executive Officer of the Company and the Bank since April 2014. Mr. Gilfeather also serves as a director of the Company, the Bank and HVIA. Mr. Gilfeather began his banking career with The Bank of New York and was the Division Head responsible for all retail banking in Manhattan for 10 years. He was later an Executive Vice President and Chief Administrative Officer at Hudson Valley Bank overseeing all Branch Banking, Trust and Human Resources. Mr. Gilfeather’s outside board responsibilities include the past Chairman of the New York Bankers Association. In 2022 he concluded his chairmanship of the Orange County Partnership, an economic development organization, where he served for three years and remains on the executive committee. He was previously on the boards of the Orange Regional Hospital Foundation, the Orange County Chamber of Commerce and the United Way of Orange & Dutchess Counties. Mr. Gilfeather has a Bachelor of Science degree in Psychology from Union College and a Master of Business Administration degree from Pace University. Mr. Gilfeather’s extensive knowledge of the banking industry and strong leadership skills provide the Board with invaluable insight and guidance into the business and regulatory requirements of today’s banking environment. Age 67. Director since 2014.
Marianna R. Kennedy.   Ms. Kennedy is a practicing attorney and partner at Drake Loeb PLLC, a distinguished law firm in the Hudson Valley. She has concentrated her practice on business and financial transactions. She represents regional and national businesses primarily in matters involving acquisitions, sales and mergers, commercial contracts, succession planning, commercial borrowing, and leasing. Ms. Kennedy currently serves as a member of the Board of Directors of the SUNY Orange Foundation and is a member of its Executive Committee. Ms. Kennedy is a current and past member of numerous boards, many of which she served in leadership positions. Ms. Kennedy graduated magna cum laude from Pace University School of Law. Ms. Kennedy’s experience as a partner in a law firm, and her transactional experience and involvement in business and civic organizations in the communities served by the Company and its affiliates, provide the Board of Directors of the Company with valuable insight. Age 61. Director since 2022.
Richard B. Rowley.   Mr. Rowley is President of Libertyville Capital Group and Rowley Development Corp. Mr. Rowley is also the former CEO and owner of Rowley Building Products and Window Tech. He has a Bachelor of Arts degree from Susquehanna University and Diplomas in British History, Politics, and Fine Arts from University College, Oxford England. Mr. Rowley is a prominent regional philanthropist whose accomplishments include the Rowley Birthing Center at Garnet Health Medical Center and the Rowley Engineering and Science Building on the Middletown Campus of Orange County Community College. Mr. Rowley is a current and past member of numerous boards, many of which he served in leadership positions. Mr. Rowley’s extensive business experience and community involvement provides the Board of Directors of the Company and its affiliates with insight into the economic and business trends in our market area. Age 70. Director since 2009.
The following directors have terms ending in 2027:
Gregory F. Holcombe.   Mr. Holcombe is a builder, owner and manager of multi-family and mixed-use properties in lower Westchester County, New York. From 1995 to 2006, Mr. Holcombe served as Vice President of Supply Chain Development for Precision Valve Corporation. Mr. Holcombe served as a director of Hudson Valley Holding Corp. and Hudson Valley Bank from 1999 to 2015. Mr. Holcombe received a Bachelor of Arts degree in Latin American Studies and International Marketing from Tulane University and has served and continues to serve on the boards of directors of several corporate and community organizations. Mr. Holcombe’s prior bank board service, along with his skills in driving company performance and knowledge of our local community will assist us as we continue to grow. Age 63. Director since 2017.
Olga Luz Tirado.   Ms. Tirado is president of O Communications & Solutions, LLC., a minority- and women-owned public relations and branding agency she founded in 2017. She previously spent 10 years leading The Bronx Tourism Council, where she launched successful campaigns to connect local cultural partners, restaurants, arts institutions, businesses, and corporate entities while rebranding the borough, its rich history, and diversity to both a domestic and global audience. Ms. Tirado managed the borough’s high-profile events such as Bronx Week, Tour de Bronx, and Savor The Bronx Restaurant Week. She also launched published the first ever Annual Bronx Visitor Guide and produced and hosted the Webby-winning podcast “Go Bronx Pod.” She is a member of the board of the New York State Tourism Industry Association (NYSTIA) and Chair of the Diversity, Equity, Inclusion, and Accessibility Committee. Ms. Tirado’s involvement in business and civic organizations in the Bronx Borough in New York City provides the Board of Directors of the Company with valuable insight into an expanding market area. Age 64. Director since 2023.
Executive Officers Who are Not Directors
Michael Lesler.   Mr. Lesler joined the Company and Bank in December 2021 as Senior Vice President, Controller and Chief Accounting Officer. He was promoted to Senior Vice President and Chief Financial Officer in March 2023 and named Executive Vice President and Chief Financial Officer in December 2023 adding responsibility for oversight of the Bank’s Information Technology Department. Mr. Lesler has over 20 years of experience in the banking industry. Prior to joining the Company and the Bank, Mr. Lesler served as Executive Vice President and Chief Operating Officer for BCB Bancorp, Inc. from 2018 to 2021 and prior to that, he served in the same position at Clifton Bancorp, Inc. from 2016 to 2018. He also held the positions of Chief Financial Officer and President and Chief Executive Officer at Bank of New Jersey where he served for 11 years. Mr. Lesler currently serves on the Boards of Garnet Health Foundation, United Way of Orange & Dutchess Counties and the Clifton Boys & Girls Club. Mr. Lesler holds a Bachelor of Science degree in accounting from Rutgers University and is a member of the New York State Society of Certified Public Accountants. Age 54.
Joseph A. Ruhl.   Mr. Ruhl joined the Bank in 2015 to lead the commercial business expansion into Westchester County and currently serves as Executive Vice President, Regional President for Westchester and Chief Deposit Officer. Mr. Ruhl spent the first part of his career as a practicing attorney until joining Hudson Valley Bank over 25 years ago as First Senior Vice President and Division Executive in charge of its

Legal Services Division. Mr. Ruhl has a Juris Doctor from Pace University School of Law and a Bachelor of Arts from Fordham University. Mr. Ruhl is active in many civic and charitable causes in the Company’s market area. Mr. Ruhl currently serves as the President of the Board of the St. Philip the Apostle Foundation, and the Secretary of the Italian American Forum. Mr. Ruhl is an active member of various bar associations, a Director of the Columbian Lawyers Association of Westchester County, and a frequent lecturer on business management, ethics and attorney banking issues. Age 59.
Gregory Sousa.   Mr. Sousa joined the Bank in 2015 as Vice President and Senior Relationship Manager developing deposit and lending businesses as the Bank built out its Rockland and Westchester markets. In 2017, he was promoted to 1st Vice President and given the added responsibility of leading business development efforts for all Orange and Rockland branches. In recognition of his impact on both fronts, he was promoted to Senior Vice President in 2018, adding responsibility for Marketing and Product Development initiatives to his portfolio. In 2020, Mr. Sousa was promoted to Executive Vice President, Chief Commercial Banking Officer, and in 2023 he was named Deputy Chief Lending Officer. In July 2024, Mr. Sousa was promoted to Executive Vice President, Chief Lending Officer. Mr. Sousa has over 20 years of experience in the banking industry. Prior to joining the Bank, Mr. Sousa previously worked at Union State Bank and TD/Commerce Bank. Mr. Sousa has a Bachelor’s degree in Economics from the State University of New York at Binghamton. Mr. Sousa has also been recognized as one of Rockland County’s “Forty Under 40,” is a graduate of Leadership Rockland and a graduate of ABA Stonier Graduate School of Banking, earning his Wharton Leadership Certificate in 2015. Age 45.
David P. Dineen.   Mr. Dineen joined the Company in March 2022 as the Senior Vice President, Director of Wealth Services. Mr. Dineen was promoted to Executive Vice President / Senior Managing Director of Wealth Services in January 2025. Mr. Dineen oversees the Company’s Orange Wealth Management Program which consists of investment services provided through HVIA and trust and private banking services provided through the Bank. Mr. Dineen has over 35 years of experience in the banking industry. Prior to joining the Bank, Mr. Dineen previously worked at Republic Bank, Bankwell Financial, The Bank of New York, Commerce Bank, North Fork Bank, and Capital One. Mr. Dineen most recently served as Senior Vice President, Market Manager at Republic Bank from 2019 to 2021, where he was responsible for treasury management, lending, and establishment of their Private Banking group. Prior to that Mr. Dineen previously served as Executive Vice President, Community Banking Officer at Bankwell Financial from 2016 to 2019, where he was part of the executive team responsible for 12 branch offices, training, deposit operations and treasury management. Mr. Dineen has a Bachelor of Business Administration degree from Saint Joseph’s College. Age 61.
Michael J. Coulter.   Mr. Coulter joined the Bank in 2017 as Senior Vice President and Chief Lending Officer and was promoted to Executive Vice President and Chief Lending Officer in February 2019. In July 2024, Mr. Coulter retired from the role of Chief Lending Officer and assumed a part-time position at the Bank, as the Executive Vice President, Strategic Lending Relationship Officer, managing top client relationships as well as business development in the Mid-Hudson Valley market. Mr. Coulter has over 35 years of experience in the banking industry. Prior to joining the Bank, Mr. Coulter previously worked at Metropolitan Bank, BBVA Compass Bank, Sun National Bank, Citizens and Key Bank — all in the greater New York City and Hudson Valley markets. Mr. Coulter has a degree in Business Administration from the State University of New York Orange and also attended the State University of New York at New Paltz. Age 67.
Elizabeth Jones.   Ms. Jones joined the Bank in 2016 as First Vice President, Director of Branch and Deposit Operations. In 2018, she was given the responsibility of Loan Operations, and in 2021, she was promoted to Director of Operations. In 2022, Ms. Jones was appointed Senior Vice President, Chief Operating Officer. In this role, Ms. Jones oversees all branch operations, deposit operations, loan operations, compliance, project management, and facilities. Ms. Jones has over 20 years of experience in the banking industry. Prior to joining the Bank, Ms. Jones worked at Sterling National Bank, where she served in various operational roles during her 20-year tenure. Age 46.
Michael Listner.   Mr. Listner joined the Bank in 2018 as First Vice President and Senior Credit Officer and was promoted to Senior Vice President and Chief Credit Officer of the Bank 2020. Mr. Listner became Senior Vice President and Chief Risk Officer in March 2023 . Prior to joining the Bank, Mr. Listner previously worked at Sun National Bank and BBVA Compass Bank. Prior to his roles in the banking industry, Mr. Listner worked at Standard & Poor’s, covering structured finance products and both investment grade and high yield corporates. Mr. Listner has a Master of Business Administration degree in finance and accounting from New York University Stern School of Business and a Bachelor of Science degree in finance and economics from Villanova University. Age 47.
Stephen Rooney.   Mr. Rooney joined the Bank in August 2022 and currently serves as Senior Vice President, Chief Credit Officer. Mr. Rooney has over 35 years of experience in the banking industry. From 2014 to 2022, Mr. Rooney was a Senior Vice President for Unity Bank, serving as both Chief Lending Officer and Chief Credit Officer over that period. Prior to Unity Bank, Mr. Rooney held progressively more senior positions at Sun National Bank, Standard & Poor’s and Philadelphia National Bank. Mr. Rooney has a Master of Business Administration degree in Finance from New York University Stern School of Business and a Business Administration degree in Finance/Humanities from Providence College. Age 62.
Board Independence
The Board of Directors has determined that each of our directors, other than Messrs. Gilfeather and Scacco, are independent under the Nasdaq Stock Market corporate governance listing standards. Messrs. Gilfeather and Scacco are not independent because both are executive officers of the Company, the Bank or HVIA. In evaluating the independence of our independent directors, we found no transactions between the Company, the Bank or HVIA and our independent directors that are not required to be reported under “Certain Relationships and Related Party Transactions” below, and that had an impact on our determination as to the independence of our directors.
Board Leadership Structure and Risk Oversight
Our Board of Directors is chaired by Jonathan F. Rouis, who is an independent director. Having an independent chair ensures a greater role for the independent directors in the oversight of the Company and the Bank and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board of Directors.
To further assure effective independent oversight, the Board of Directors has adopted a number of governance practices, including:
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a majority of the Board of Directors are independent directors;

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periodic meetings of the independent directors; and

•
annual performance evaluations of the President and Chief Executive Officer by the independent directors.

The Board of Directors recognizes that, depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board of Directors periodically reviews its leadership structure.
The Board of Directors is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors also satisfies this responsibility through reports by the committee chair of all board committees regarding the committees’ considerations and actions, through review of minutes of committee meetings and through regular reports directly from officers responsible for oversight of particular risks within the Company. The Board of Directors of the Bank also has additional committees that conduct risk oversight. All committees are responsible for the establishment of policies that guide management and staff in the day-to-day operation of the Company and the Bank, such as lending, risk management, asset/liability management, investment management and others.
References to our Website Address
References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

Delinquent Section 16(a) Reports
Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on our review of ownership reports required to be filed during the year ended December 31, 2024, the following executive officers, directors or 10% beneficial owners of our shares of common stock failed to file ownership reports on a timely basis: Directors Holcombe, Keane, Kennedy, Rouis and Rowley, each had one late Form 4 filing reporting one late transaction.
Code of Ethics for Senior Officers
The Company has adopted a Code of Ethics for Senior Officers that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics for Senior Officers is available on our website at www.orangebanktrust.com under the About Us — Investor Relations — Corporate Governance tab. Amendments to and waivers from the Code of Ethics for Senior Officers will also be disclosed on our website.
Insider Trading Arrangements and Policy
The Company has adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers and employees as well as by the Company itself that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq exchange listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2024.
Anti-Hedging Policy
The Company’s anti-hedging and anti-pledging provisions are covered in its Insider Trading Policy. Under the policy, directors and executive officers are prohibited from engaging in short sales of the Company’s stock, and unless specifically approved by the Board of Directors, from engaging in transactions in publicly traded options, such as puts, calls and other derivative securities based on Company stock including any hedging, monetization or similar transactions designed to decrease the risks associated with holding Company stock. The Board of Directors has not approved and does not intend to approve such a program. In addition, directors and executive officers are generally prohibited from pledging Company stock as collateral for any loan or holding Company stock in a margin account. The Board of Directors may approve an exception to this policy for a pledge of Company stock as collateral for a loan from a third party (not including margin debt) where the borrower clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. The Board of Directors has not approved any such exception to its policy.
Stock Ownership Guidelines
The Company’s Non-Employee Director and Executive Officer Stock Ownership Guidelines (“Ownership Guidelines”), as amended effective January 1, 2025 (“Effective Date”), set forth stock ownership guidelines that are robust and reflect current corporate governance trends. The Company requires all “executive officers” (as defined under Section 16(b) of the Securities Exchange Act) and Non-Employee Directors to own or acquire shares of our Company common stock having a fair market value equal to the following amounts:
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Each Non-Employee Director is expected to own shares of our common stock having a value equal to at least $150,000;

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Our Chief Executive Officer is expected to beneficially own shares of our common stock having a value equal to at least three (3) times his base salary;

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Each Senior Executive Vice President is expected to beneficially own shares of our common stock having a value equal to at least two (2) times that executive officer’s base salary as of the Effective Date;

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Each Executive Vice President is expected to beneficially own shares of our common stock having a value equal to at least one and one half (1.5) times that executive officer’s base salary as of the Effective Date; and

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Each Senior Vice President is expected to beneficially own shares of our common stock having a value equal to at least one (1) times that executive officer’s base salary as of the Effective Date.

For purposes of determining compliance with these Ownership Guidelines, each Non-Employee Director or executive officer subject to the Ownership Guidelines as of the Effective Date will have until January 1, 2027, to attain their respective ownership levels outlined in these guidelines. Each Non-Employee Director or executive officer who is subject to these Ownership Guidelines after the Effective Date will have five (5) years from the date he or she is subject to the guidelines to satisfy the ownership levels outlined herein. However, executive officers who receive a promotion and are subject to higher levels of ownership, have five (5) years from the promotion date to satisfy the new level of ownership set forth in the Ownership Guidelines.
Performance Shares or Units for which performance criteria have not been satisfied and unexercised stock options, regardless of whether vested or not, are excluded from the stock ownership calculation. Each Non-Employee Director’s or executive officer’s common stock ownership will be valued using the greater of (i) the closing price of our common stock on The Nasdaq Stock Market on the last trading day of the Company’s most recently completed fiscal year and (ii) the average of the closing prices of our common stock on all trading days during the Company’s most recently completed fiscal year.
Attendance at Annual Meetings of Stockholders
The Company does not have a written policy regarding director attendance at annual meetings of stockholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts. Six members of the Board of Directors attended the 2024 Annual Meeting of Stockholders.
Communications with the Board of Directors
Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to: Orange County Bancorp, Inc., 212 Dolson Avenue, Middletown, New York 10940, Attention: Board of Directors. The letter should indicate that the sender is a stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly (for example, where it is a request for information about the Company or it is a stock-related matter). The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate. At each Board of Directors meeting, the Corporate Secretary shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the Directors on request.
Meetings and Committees of the Board of Directors
The Company conducts business through meetings of its Board of Directors and its committees, including an Audit and Risk Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of these committees operates under a written charter, which governs its composition, responsibilities and operations. The Board of Directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and its corporate governance documents.
In 2024, the Board of Directors of the Company held five regular meetings and five special meetings. No member of the Board of Directors or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees on which he or she served (during the periods that he or she served).
Audit and Risk Committee.   The Audit and Risk Committee assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of our internal audit and risk assessment function and the independent registered public accounting firm. Our Board of Directors has adopted a written charter for the Audit and Risk Committee, which is available on our website at www.orangebanktrust.com under the About Us — Investor Relations — Corporate Governance tab. The Audit and Risk Committee:
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appoints, evaluates and determines the compensation of our independent registered public accounting firm;

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reviews and approves the scope of the annual audit, audit fees and financial statements;

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reviews disclosure controls and procedures, internal controls, internal audit function and corporate policies with respect to financial information;

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oversees investigations into complaints concerning financial matters, if any;

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reviews related party transactions as required; and

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annually reviews the Audit and Risk Committee charter and the committee’s performance.

The Audit and Risk Committee works closely with management as well as our independent registered public accounting firm. The Audit and Risk Committee has the authority to obtain advice and assistance from and receive appropriate funding to engage outside legal, accounting or other advisors as the Audit and Risk Committee deems necessary to carry out its duties.
The Audit and Risk Committee is comprised of Directors Rouis (Chair), Kennedy and Schiller, each of whom is “independent” in accordance with applicable Securities and Exchange Commission rules and Nasdaq listing standards. The Board of Directors has determined that Director Rouis qualifies as an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules. The Audit and Risk Committee met eight times during the year ended December 31, 2024.
Compensation Committee.   The Compensation Committee assists the Board of Directors in fulfilling its responsibilities relating to the compensation and benefits provided to the Company’s executive management and directors. Our Boards of Directors has adopted a written charter for the Compensation Committee, which is available on our website at www.orangebanktrust.com under the About Us — Investor Relations — Corporate Governance tab. The Compensation Committee:
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implements and reviews our compensation philosophy;

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reviews and approves objectives relevant to executive officer compensation;

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evaluates performance and determines the compensation of the Chief Executive Officer and other executive officers in accordance with those objectives;

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reviews and oversees compensation and benefit plans, including determining awards under various benefit plans;

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in consultation with the Nominating and Corporate Governance Committee, reviews, evaluates and determines compensation for non-employee directors;

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annually reviews the Compensation Committee charter; and

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reviews and approves a succession plan for executive officers, including the Chief Executive Officer.

The Compensation Committee has the responsibility for overseeing potential risks in the incentive compensation arrangements maintained by the Company, the Bank and HVIA. The Compensation Committee has the authority to conduct a review, at least annually, of the compensation arrangements and practices to ensure they do not motivate or incent unnecessary or excessive risk. The Compensation Committee received a report from senior management on its review of the incentive compensation arrangements and practices of the Company, the Bank and HVIA and concluded that the incentive compensation arrangements and practices do not encourage inappropriate risk taking.
Upon request from the Compensation Committee, the Chief Executive Officer and the Chief Human Resources Officer provide data, analyses, input and recommendations to the Compensation Committee on executive and director compensation. The Compensation Committee considers our Chief Executive Officer’s performance evaluation of each named executive officer’s performance and recommendation of appropriate total compensation. However, our Chief Executive Officer does not participate in any decisions relating to his own compensation and is not present during any Compensation Committee or Board of Directors deliberations or voting with respect to his total compensation. The Compensation Committee may form and delegate authority and duties to subcommittees for non-executive officers as it deems appropriate.
During 2024, the Compensation Committee retained the services of AON, an independent compensation consultant, to review the Company’s Executive Compensation Program which includes salary, annual incentive, and long-term incentive plans for our executive officers and also to review the non-employee director compensation. AON developed a peer group of financial institutions for the Compensation Committee to review and approve and then obtained the compensation data from these peer financial institutions. The Company’s peer banks are located near the New York City Metropolitan area and range in asset size between $1.5 billion and $5.0 billion. While the Compensation Committee considered input from AON when making compensation decisions, the Compensation Committee’s final compensation decisions reflect many factors and considerations.
The Compensation Committee is currently comprised of Directors Keane (Chair), Holcombe and Rowley, each of whom is “independent” in accordance with applicable Securities and Exchange Commission rules and Nasdaq listing standards. The Compensation Committee met five times during the year ended December 31, 2024.
Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to our Board of Directors concerning governance matters. Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website at www.orangebanktrust.com under the About Us — Investor Relations — Corporate Governance tab. The Nominating and Corporate Governance Committee:
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identifies qualified individuals to be directors consistent with the criteria approved by the Board of Directors and recommending director nominees to the full Board of Directors;

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reviews the structure of the committees of the Board of Directors and recommends to the Board of Directors for its approval directors to serve as members of each committee;

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develops and recommends procedures for reviewing stockholder recommendations for director nominees;

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develops the Company’s code of business conduct and ethics;

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reviews and monitors the Board of Director’s compliance with applicable Securities and Exchange Commission regulations and listing standards for independence;

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leads the Board of Directors in its annual performance review;

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develops and recommends corporate governance guidelines; and

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annually reviews the Nominating and Corporate Governance Committee’s charter and the committee’s performance.

The Nominating and Corporate Governance Committee is comprised of Directors Kennedy (Chair), Morrison, Rouis and Rowley each of whom is “independent” in accordance with applicable Securities and Exchange Commission rules and Nasdaq listing standards. The Nominating and Corporate Governance Committee met four times during the year ended December 31, 2024.

Criteria for Director Nominees.   A candidate must meet the eligibility requirements set forth in our Bylaws, which include an age limitation provision, a stock ownership requirement, and a requirement that the candidate must not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any applicable policies or governing documents of the Board of Directors and, if such candidate is intended to serve on any committee of such committee.
The Board of Directors has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. If a candidate is deemed eligible for election to the Board of Directors, the Board of Directors will then evaluate the following criteria in selecting nominees:
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contributions to the range of talent, skill and expertise of the Board of Directors;

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financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements, and legal or real estate experience;

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familiarity with our market area and participation in and ties to local businesses and local civic, charitable and religious organizations;

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personal and professional integrity, honesty and reputation;

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the ability to represent the best interests of our stockholders and the best interests of the Company; and

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independence, as that term is defined under applicable Securities and Exchange Commission and applicable stock exchange listing criteria.

The Board of Directors also will consider any other factors it deems relevant, including the current composition and size of the Board of Directors, the balance of management and independent directors, and the need for Audit and Risk Committee expertise.
When nominating an existing director for re-election to the Board of Directors, the Board of Directors will consider and review an existing director’s attendance and performance at Board meetings and at meetings of committees on which he or she serves; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.
Stockholder Nominating Procedures.   The Board of Directors may consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at 212 Dolson Avenue, Middletown, New York 10940. The Board of Directors has adopted a procedure by which stockholders may recommend nominees to the Board of Directors. Stockholders who wish to recommend a nominee must write to the Company’s Corporate Secretary and such communication must include:
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A statement that the writer is a stockholder and is proposing a candidate for consideration by the Board of Directors;

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The name and address of the stockholder as they appear on the Company’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;

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The class or series and number of shares of the Company’s capital stock that are owned beneficially or of record by such stockholder and such beneficial owner;

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A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

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A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice;

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The name, age, personal and business address of the candidate and the principal occupation or employment of the candidate;

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The candidate’s written consent to serve as a director;

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A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on the Company’s Board of Directors; and

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Such other information regarding the candidate or the stockholder as would be required to be included in the Company’s proxy statement pursuant to Securities and Exchange Commission Regulation 14A.

To be timely, the submission of a candidate for director by a stockholder must be received by the Corporate Secretary at least 120 days prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting of stockholders. If (i) less than 90 days’ prior public disclosure of the date of the meeting is given to stockholders and (ii) the date of the annual meeting is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, a stockholder’s submission of a candidate shall be timely if delivered or mailed to and received by the Corporate Secretary of the Company no later than the 10th day following the day on which public disclosure (by press release issued through a nationally recognized news service, a document filed with the Securities and Exchange Commission, or on a website maintained by the Company) of the date of the annual meeting is first made.
Submissions that are received and that satisfy the above requirements are forwarded to the Board of Directors for further review and consideration, using the same criteria to evaluate the candidate as it uses for evaluating other candidates that it considers.
There is a difference between the recommendations of nominees by stockholders pursuant to this policy and a formal nomination (whether by proxy solicitation or in person at a meeting) by a stockholder. Stockholders have certain rights under applicable law with respect to nominations, and any such nominations must comply with applicable law and provisions of the Bylaws of the Company. See “Stockholder Proposals and Nominations.”
Audit and Risk Committee Report
The Audit and Risk Committee has issued a report that states as follows:
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We have reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2024.

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We have discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.

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We have received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of PCAOB regarding the independent accountant’s communications with the Audit and Risk Committee concerning independence and have discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit and Risk Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the Securities and Exchange Commission.
This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.
This report has been provided by the Audit and Risk Committee:
Jonathan F. Rouis, Chair
Marianna R. Kennedy
Jonathan Schiller

Transactions With Certain Related Persons
Federal law generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from the prohibition for loans made by federally insured financial institutions, such as the Bank, to their executive officers and directors in compliance with federal banking regulations. At December 31, 2024, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original repayment terms at December 31, 2024, and were made in compliance with federal banking regulations.
Other than the loans described above, the Bank has not entered into any transactions since January 1, 2023 in which the amount involved exceeded $120,000 and in which any related persons had or will have a direct or indirect material interest.
Pursuant to our Policy and Procedures for Approval of Related Person Transactions, the Audit and Risk Committee periodically reviews, no less frequently than twice a year, a summary of transactions in excess of $25,000 with our directors, executive officers, and their family members, for the purpose of determining whether the transactions are within our policies and should be ratified and approved.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth certain information as to the total remuneration paid by the Company to its President and Chief Executive Officer, Michael J. Gilfeather, and our two other most highly compensated executive officers for the year ended December 31, 2024. Each individual listed in the table below is referred to as a “named executive officer.”
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Nonqualified Deferred Comp Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Michael J. Gilfeather President, Chief Executive Officer and Director of the Company and the Bank	2024	670,000	―	523,966	350,000	―	348,803	1,892,769
	2023	650,000	―	262,032	390,000	1,119	330,742	1,633,893
Joseph A. Ruhl Executive Vice President and Regional President of the Bank	2024	345,000	―	125,642	180,000	―	102,690	753,332
	2023	335,000	―	101,389	180,000	3,441	97,450	717,280
Gregory Sousa Executive Vice President, Chief Lending Officer	2024	330,000	―	118,144	153,000	―	69,263	670,407
	2023	315,000	―	90,471	170,000	―	57,609	633,080

(1)
The stock awards reported in 2024 reflect the grant date fair value of the restricted stock unit awards under Accounting Standards Codification (ASC) Topic 718. Restrictions on the restricted stock unit awards lapse at the rate of 33% per year. The assumptions used to determine the value of stock awards are described in Note 10 to the Notes to the Consolidated Financial Statements in the Annual Report on Form 10-K. See also “— Incentive Compensation — Equity-based Long-Term Incentives” for additional information on the restricted stock unit awards.

(2)
Represents cash payments earned under the Annual Incentive Plan by each named executive officer during each year indicated. See “— Incentive Compensation — Cash-Based Short-Term Incentives” for a detailed description of the Annual Incentive Plan.

(3)
These amounts represent the above market earnings credited to Messrs. Gilfeather and Ruhl under the Bank’s Performance-Based Supplemental Executive Retirement Plan (“Performance-Based SERP”) and to Mr. Gilfeather under his defined contribution supplemental executive retirement arrangement (“Gilfeather SERP”) account. See “— Non-Qualified Deferred Compensation Arrangements — Gilfeather SERP and Performance-Based SERP.”

(4)
The amounts in this column represent all other compensation not reported in prior columns in this table, including perquisites, the aggregate value of which exceeds $10,000. This column consists of the following payments in 2024:

Officer	Perquisites ($)(a)	Life Insurance ($)(b)	401(k) ($)(c)	Performance SERP ($)(d)	Total ($)
Michael J. Gilfeather	27,465	21,663	39,675	260,000	348,803
Joseph A. Ruhl	13,015	―	39,675	50,000	102,690
Gregory Sousa	13,601	―	22,662	33,000	69,263

(a)
This amount is the value of the executive’s automobile allowance.

(b)
This amount represents the taxable income associated with the named executive officer’s life insurance benefit.

(c)
This amount represents matching and employer discretionary contributions made to the 401(k). See “Tax-Qualified Plans — 401(k) Plan.”

(d)
This amount represents employer contributions to each executive’s Performance-Based SERP account.

Incentive Compensation Plans
Cash-Based Short-Term Incentives.   The Bank maintains the Orange Bank & Trust Company Annual Incentive Plan (the “AIP”) to recognize and reward eligible officers of the Bank with short-term cash-based incentives for their collective and individual contributions to the success of the Bank and its affiliates. The AIP also serves as a critical compensation tool to attract and retain talent, align executive performance with our strategic plan, budget and stockholder interests. The 2024 AIP focused on Company/Bank performance measures that are critical to our growth and profitability which included the Bank’s pre-tax, pre-provision operating income and the Bank’s efficiency ratio, as well as department and/or individual performance goals which are established annually. In 2024, all of our named executive officers participated in the AIP and were given a target, threshold and maximum incentive award opportunity based on a percentage of their base pay as of December 31, 2024.
The AIP is based on each executives’ achievement of Company/Bank and individual performance goals weighted as follows:
Names Executive Officer	Bank Goal Weighting	Individual Goal Weighting
Michael J. Gilfeather	80%	20%
Joseph A. Ruhl	70%	30%
Gregory Sousa	70%	30%
AIP Participants must be actively employed on the day the AIP awards are paid in order to receive the short-term incentive award. Generally, at least one Bank/Company performance measure must be satisfied at a minimum threshold level for a short-term incentive award to be earned. In 2024, the AIP Company performance measures were achieved slightly above target and individual performance measures were achieved. The Compensation Committee exercised discretion and Messrs. Gilfeather, Ruhl, and Sousa received a total 2024 AIP payout equal to 52.24%, 52.17%, and 46.36% of their base pay, respectively. See “— Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above for the dollar value of each named executive officer’s 2024 AIP payout.
Equity-Based Long-Term Incentives.   The Company maintains the 2023 Equity Incentive Plan to provide employees and directors of the Company and/or the Bank with additional incentives to promote the long-term growth and performance of the Company and the Bank and to further align the interests of our directors and management with the interests of our stockholders by increasing their ownership interests in the common stock of the Company. The 2023 Equity Incentive Plan is administered by the Compensation Committee. The 2023 Equity Incentive Plan authorizes the issuance of up to 500,000 shares of common stock, which may be delivered pursuant to the exercise of stock options or issued as grants of restricted stock awards or restricted stock units. No stock options have been granted to our executive officers under the 2023 Equity Incentive Plan. The number of shares issued and reserved under the 2023 Equity Incentive Plan reflect a two-for-one forward stock split which became effective on January 10, 2025.
In making decisions regarding equity-based long-term incentives for our named executive officers, the Compensation Committee reviews the comparable equity award data for similar positions in our industry, market data, and data from AON, and considers other relevant factors, including the terms of any applicable employment agreement or offer letter.
During 2024, AON assisted the Compensation Committee in developing a long-term incentive program (“LTIP”) that included performance measures and weightings, along with incentive opportunities for each named executive officer. Based on the Company’s achievement of return on average assets and net interest margin relative to peers, Messrs. Gilfeather, Ruhl, and Sousa each received a restricted stock unit

(“RSU”) grant for 8,583, 2,765 and 2,600 shares, respectively. Each RSU vests ratably over a three-year period. Unless otherwise provided for in an employment agreement, severance agreement or offer letter, in the event a named executive officer voluntarily terminates his employment or is terminated for cause, he will forfeit all unvested RSU awards. Vesting accelerates in the event an executive’s employment is terminated for death, disability or upon termination of employment following a Change in Control (as defined in the 2023 Equity Incentive Plan). See “Summary Compensation Table — Stock Awards” for the grant date fair value of each named executive officer’s RSU award.
Non-Qualified Deferred Compensation Arrangements
Gilfeather SERP.   In April 2014, the Bank implemented a supplemental executive retirement plan for Mr. Gilfeather with a one-time contribution of $15,000. The Boards of Directors of the Bank and the Company may authorize additional contributions to Mr. Gilfeather’s SERP account, however no additional contributions have been made since 2014. Mr. Gilfeather’s SERP benefit is fully vested and will be distributed in a lump sum within the earlier of 45 days following his separation from service or 30 days following a Change in Control (as defined in the Gilfeather SERP). During 2024, Mr. Gilfeather earned interest on his SERP Account balance at the rate of 3.00%.
Performance-Based SERP.   All of the named executive officers are participants in the Performance-Based SERP, a non-qualified deferred compensation plan that provides supplemental retirement benefits to each participating executive which may be distributed in cash or Company common stock. The Bank maintains a bookkeeping account on behalf of each of our named executive officers. All of our named executive officers have entered into participation agreements with the Bank that outline their Performance-Based SERP opportunities. During the term of his employment agreement, Mr. Gilfeather is eligible for an annual contribution of $260,000 to his Performance-Based SERP Account, if (i) he is employed by the Bank and the Company on December 31st of each applicable year, (ii) the Bank has $2.5 billion in total assets for two consecutive quarters during an applicable fiscal year, and (iii) Mr. Gilfeather satisfies at least 80% of his annual goals established for an applicable fiscal year. Mr. Gilfeather became fully vested in his Performance-Based SERP Account upon attainment of age 65. During the term of his employment agreement, Mr. Ruhl is eligible for an annual contribution of $50,000 to his Performance-Based SERP account, if: (i) he is employed by the Bank and the Company on December 31st of each applicable year and (ii) he satisfies at least 80% of his annual goals established for an applicable fiscal year. Mr. Ruhl will fully vest in his Performance-Based SERP Account upon the earlier of (1) his attainment of age 65, (2) his attainment of age 62 with ten (10) years of service, or (iii) a change in control occurs. Under the terms of Mr. Sousa’s participation agreement, he is entitled to an employer contribution of 10% of his base salary each year he is employed by the Bank through December 31, 2026. Each employer contribution made to Mr. Sousa under the Performance-Based SERP vests ten years from the date of the contribution. During 2024, Performance-based SERP Accounts credited in cash earned interest at the rate of 3.00%.
Unless otherwise provided for in an employment agreement, the vested portion of each named executive officer’s Performance-Based SERP account becomes payable upon separation from service (other than for cause) and will be paid in five equal annual installments. In the event an executive’s employment is terminated within 12 months following a change in control, the Performance-Based SERP accounts will be distributed in a lump sum as soon as practicable following termination of employment.
Orange Bank & Trust Company Non-Qualified Deferred Compensation Plan.   The Bank maintains the Orange Bank & Trust Company Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”) as a vehicle for select executives to defer receipt of certain compensation earned for service with the Bank and its affiliates until separation from service (other than death), a specified date/age or death. The Deferred Compensation Plan is a non-qualified deferred compensation plan that is intended to comply with Section 409A of the Internal Revenue Code, and the “top hat pension plan” requirements of the Employee Retirement Income Security Act of 1974.
Participation in the Deferred Compensation Plan is voluntary and limited to a select group of management or highly compensated employees selected by the Compensation Committee of the Board of Directors of the Bank in its sole discretion. The named executive officers are all eligible to participate in the Deferred Compensation Plan. None of the named executive officers deferred compensation under the plan in 2024.

Elective deferrals are credited to participant accounts on the date a participant’s compensation would have been paid to the participant absent the deferral election. Participant accounts are not credited with earnings. Therefore, the value of an account will always equal the dollar amount a participant has deferred into the Deferred Compensation Plan and will always be 100% vested.
Obligations established under the terms of the Deferred Compensation Plan may be satisfied from the general assets of the Bank. To the extent that any person acquires a right to receive payments under the Deferred Compensation Plan, such rights are no greater than the right of an unsecured general creditor of the Bank.
Orange County Bancorp, Inc. Stock-Based Deferral Plan, as amended and restated.   Mr. Gilfeather is a participant in the Stock-Based Deferral Plan as a result of a one-time transfer from the Performance-Based SERP into the Stock-Based Deferral Plan. See “Director Compensation — Stock-Based Deferral Plan.”
Tax-Qualified Retirement Plans
Pension Plan.   The Bank maintains the New York State Bankers Retirement System Volume Submitter Plan (the “Pension Plan”), as adopted by the Bank, a tax-qualified defined benefit plan for eligible employees. Mr. Gilfeather is a participant in the Pension Plan. An employee must have completed one year of service as well as 1,000 hours and attained age 21 to have been eligible to participate in the Pension Plan. The Pension Plan was closed to new participants and benefit accruals were frozen as of December 31, 2015.
Under the Pension Plan, if a participant retires after attaining age 65, the participant may elect to receive several alternative normal retirement benefit payments ranging in various payment periods from lump sum up to 60 monthly payments. If a participant retires prior to age 65 but after attaining age 55 with five years of service, the participant will be entitled to a reduced early retirement benefit.
401(k) Plan.   The Orange County Bancorp, Inc. 401(k) Plan (the “401(k)”) is a tax-qualified defined contribution plan for eligible employees of the Company, the Bank and HVIA. Messrs. Gilfeather, Ruhl, and Sousa are eligible to make elective deferrals into the 401(k) under the same terms as other employees. An employee must have completed 500 hours of service in a six-month computation period and attain age 21 to be eligible to make elective deferrals into the 401(k).
Participants in the 401(k) may elect to defer up to 100% of their Plan compensation, on a pre-tax and post-tax basis, up to the limit permitted by the Internal Revenue Code. If a participant does not affirmatively elect not to defer, the participant will automatically be enrolled with a deferral rate of 6%. A participant is always 100% vested in his or her salary deferral contributions. The Bank also currently provides participants with a safe harbor profit sharing contribution to active participants in the 401(k). Additionally, the Bank may make discretionary employer profit-sharing contributions to the 401(k), which may be in the form of Orange County Bancorp common stock. The 401(k) also provides for age-based discretionary contributions for individuals age 21 and above who were employed by the Bank on April 1, 2016 and whose pension plan benefit had been frozen. Messrs. Gilfeather, Ruhl and Sousa were each eligible for an age-based discretionary contribution equal to 8.5%, 8.5%, and 2% of their base pay, respectively, subject to Internal Revenue Code limits. Participant salary deferrals, employer safe harbor contributions and employer discretionary profit-sharing contributions, including the age-based discretionary contributions are always 100% vested. Matching contributions vest at a rate of 20% per year after one year of service. See “Summary Compensation Table — All Other Compensation” for information on the contributions made to the named executive officers under the 401(k).
Executive Agreements
Employment Agreement with Michael J. Gilfeather.   On December 22, 2023, the Company and the Bank entered into an amended and restated employment agreement with Michael J. Gilfeather, President and Chief Executive Officer of the Company and the Bank (the “Gilfeather Agreement”), effective as of January 1, 2024, which superseded and replaced his prior employment agreement. The Gilfeather Agreement has an initial term through March 27, 2027. On February 20, 2025 the initial term was extended through March 31, 2028. On March 27, 2028, the term of the Gilfeather Agreement will automatically extend for one additional year through March 31, 2029, unless written notice of non-renewal to extend the Gilfeather

Agreement is provided by either party to the other at least 90 days prior to March 31, 2028. Mr. Gilfeather’s current base salary under his agreement is $700,000. Mr. Gilfeather’s base salary may be increased but not decreased during the term of the Gilfeather Agreement. In addition to base salary, Mr. Gilfeather is eligible to participate in the short-term and long-term incentive compensation programs of the Company and the Bank, which includes the Annual Incentive Plan and the LTIP. Mr. Gilfeather’s annual target bonus opportunities under the Annual Incentive Plan and the LTIP are, at a minimum, 40% and 50% of base salary, respectively. Mr. Gilfeather is also eligible to participate in all employee benefit plans, arrangements and perquisites offered to employees and officers of the Bank. All reasonable travel and other business expenses incurred by Mr. Gilfeather in the performance of his duties, including dues and fees associated with country club memberships, are reimbursed by the Bank in accordance with its reimbursement policy, as amended from time to time.
In addition, the Gilfeather Agreement provides Mr. Gilfeather with the opportunity to earn both a cash and Company stock-based retention bonus upon the satisfaction of certain terms and conditions. If Mr. Gilfeather remains continuously employed with the Company and the Bank through December 31, 2026, the Company will pay Mr. Gilfeather a lump sum cash retention bonus in the amount of $375,000 (the “Cash Retention Bonus”). If Mr. Gilfeather remains employed through December 31, 2027, he will receive an additional lump sum cash payment in the amount of $125,000 (the “Cash Retention Enhancement Bonus”). In the event of a Change in Control or Mr. Gilfeather’s death prior to the payment of the Cash Retention Bonus or the Cash Retention Enhancement Bonus, Mr. Gilfeather is entitled to any unpaid Cash Retention Bonus or, if the death or Change in Control is on or after January 1, 2027, Cash Retention Enhancement Bonus, within 30 days of the Change in Control or Mr. Gilfeather’s death, as applicable. If the Bank or the Company terminates Mr. Gilfeather’s employment without Cause (as defined in the Gilfeather Agreement), or Mr. Gilfeather terminates his employment for Good Reason (as defined in the Gilfeather Agreement), Mr. Gilfeather shall be entitled to any unpaid Cash Retention Bonus or, if the termination is on or after January 1, 2027, Cash Retention Enhancement Bonus, in the regular payroll following the effective date of a release of claims executed and not revoked by Mr. Gilfeather. Within 30 days of the effective date of the Gilfeather Agreement, and annually during the month of February in 2025 and 2026 (subject to Mr. Gilfeather’s employment with the Bank and the Company on the date of grant), the Company will grant Mr. Gilfeather performance-based restricted stock units (“RSUs”) equal to 20% of his Base Salary on the date of grant (“RSU Retention Bonus”). The RSUs granted as part of the RSU Retention Bonus in 2024, 2025 and 2026 will cliff vest on December 31, 2026, if Mr. Gilfeather remains continuously employed through that date and satisfies the RSU Retention Bonus performance criteria. The RSU Retention Bonus is subject to the terms of the Orange County Bancorp, Inc. 2023 Equity Incentive Plan and RSU Retention Bonus agreements. In the event of a Change in Control or Mr. Gilfeather’s death, involuntary termination without Cause or voluntary termination for Good Reason, prior to December 31, 2026, the unvested RSUs granted as part of the RSU Retention Bonus will fully vest. In the event of a Change in Control or Mr. Gilfeather’s death, involuntary termination without Cause or voluntary termination for Good Reason prior to Mr. Gilfeather being granted all the RSU Retention Bonus grants, Mr. Gilfeather will receive a cash payment in lieu of each ungranted RSU equal to 20% of Mr. Gilfeather’s base salary at the time of the Change in Control or his separation from service due to his death, involuntary termination without Cause or voluntary termination with Good Reason. The Company or its successor will issue shares of stock and/or make a payment of cash to Mr. Gilfeather as required within 30 days of the effective date of the general release of claims required under the Gilfeather Agreement.
In the event of Mr. Gilfeather’s termination by the Bank or the Company, not in connection with a “change in control,” without “cause” or Mr. Gilfeather’s resignation for “good reason,” (as such terms are defined in the Gilfeather Agreement), under the Gilfeather Agreement, Mr. Gilfeather will be entitled to a pro-rated AIP bonus accrued but unpaid based on Mr. Gilfeather’s employment through his separation date. Further, all RSUs granted under the LTIP will be pro-rated based on Mr. Gilfeather’s service during the vesting period. The Gilfeather Agreement also provides Mr. Gilfeather with a severance payment equal to the sum of Mr. Gilfeather’s base salary as of his termination date, plus the average of the three most recent annual bonuses under the AIP paid to Mr. Gilfeather prior to his termination date. In addition, the Bank will pay to Mr. Gilfeather the cost of COBRA premiums on a monthly basis commencing with the first month following his date of termination and continuing until the earlier of (A) the 12th month following Mr. Gilfeather’s date of termination; or (B) such time that Mr. Gilfeather first becomes eligible for health insurance coverage with another employer.

In the event of a qualifying termination upon or within 12 months of a change in control, the Gilfeather Agreement provides that Mr. Gilfeather will be entitled to a change in control severance payment equal to three times the sum of: (i) his base salary in effect immediately before the change in control (or if higher, the rate in effect on the date of termination); and (ii) average of the three most recent annual bonuses pursuant to the Annual Incentive Plan paid prior to the change in control. In addition, Mr. Gilfeather would be entitled to receive a lump sum cash payment equal to eighteen times the monthly COBRA premium in effect for Mr. Gilfeather on the date of termination for the type of bank-provided group health plan coverage in effect for Mr. Gilfeather (e.g., family coverage). If an excise tax under Code Sections 280G and 4999 would be assessed on the payments or other benefits received under the Gilfeather Agreement in connection with a change in control of the Company, Mr. Gilfeather would receive either: (1) all the payments and benefits to which he is entitled under the agreement, subject to the excise tax; or (2) have such payments and benefits reduced by the minimum amount necessary so that the excise tax will not apply, if such reduction would result in a greater net after-tax benefit to Mr. Gilfeather.
The Gilfeather Agreement terminates upon Mr. Gilfeather’s death in which event the Bank will pay Mr. Gilfeather’s estate or his beneficiaries any compensation earned but unpaid as of the date of his death. All unvested retention bonuses (cash and stock) will vest and any unvested RSUs granted under the LTIP will also vest.
If Mr. Gilfeather voluntarily terminates his employment with the Bank or the Company (other than for good reason) or his employment is terminated by the Company or the Bank for cause, the sole obligation of the Company and the Bank under the Gilfeather Agreement is to pay Mr. Gilfeather any compensation earned but unpaid as of the date of his termination of employment.
The Gilfeather Agreement provides for a one-year non-competition covenant and two-year non-solicitation covenants related to employees and customers, provided, however, that such covenants will not apply in the event of a termination upon or within 12 months of a change in control.
Employment Agreement with Joseph Ruhl.   The Company and the Bank entered into an amended and restated employment agreement with Joseph Ruhl, Executive Vice President and Regional President, effective as of December 22, 2023 (the “Ruhl Agreement”). The Ruhl Agreement provides for a two-year term, which automatically extends for an additional year each January 1unless the Bank or Mr. Ruhl provides written notice to the other of its intent not to renew. Unless otherwise extended, the current term of the Ruhl Agreement expires on December 22, 2026. Mr. Ruhl’s current base salary under his agreement is $355,000. Mr. Ruhl’s base salary may be increased but not decreased during the term of his employment agreement. In addition, Mr. Ruhl is eligible to participate in the AIP and the LTIP. Mr. Ruhl’s target incentive opportunity under the AIP and LTIP is commensurate to the incentive opportunities for similarly situated officers at the Bank. Mr. Ruhl is also eligible to participate in all employee benefit plans and arrangements, including a supplemental executive retirement plan, health and welfare insurance coverage, and perquisites, including reimbursement of travel and other reasonable business expenses incurred during the performance of his duties.
The Ruhl Agreement provides that in the event of a qualifying termination, Mr. Ruhl would be entitled to a severance payment equal to the sum of 100% of his base salary, plus the average of the three most recent annual bonus pursuant to the AIP paid to Mr. Ruhl prior to his date of termination, paid in a lump sum cash payment on the Bank’s first regularly scheduled payroll date following the date of termination. Additionally, Mr. Ruhl will be entitled to monthly installment payments, each equal to the monthly COBRA premium in effect as of the date of termination of employment for the level of coverage in effect for Mr. Ruhl under the Bank’s group health plan for up to twelve months following his date of termination.
In the event of a qualifying termination upon or within 12 months of a change in control of the Company, the Ruhl Agreement provides that Mr. Ruhl will be entitled to a change in control severance payment equal to two times (i) his annual base salary (at the rate in effect when the change in control occurs or, if higher, at the rate in effect on his date of termination), plus (ii) the average the three most recent annual bonuses pursuant to the AIP paid to Mr. Ruhl prior to his termination date, payable within 30 days of his date of termination. In addition, Mr. Ruhl will be entitled to a lump sum payment equal to 18 times the monthly COBRA premium in effect as of the date of termination of employment for the level of coverage in effect for Mr. Ruhl (i.e., family coverage) under the Bank’s group health plan. If an excise tax under Code

Sections 280G and 4999 would be assessed on the payments or other benefits received under the Ruhl Agreement in connection with a Change in Control, Mr. Ruhl would receive either: (1) all the payments and benefits to which he is entitled under the Ruhl Agreement, subject to the excise tax; or (2) have such payments and benefits reduced by the minimum amount necessary so that the excise tax will not apply, if such reduction would result in a greater net after-tax benefit to Mr. Ruhl.
The Ruhl Agreement provides for non-competition and non-solicitation of employees and customers covenants which apply for 18 months following an involuntary termination for cause or a voluntary termination for Good Reason and for 12 months following a termination for any reason or no reason following the expiration of the term. The non-solicitation covenants, but not the non-competition covenant, apply for 12 months following an involuntary termination without cause or voluntary termination for good reason. The non-competition and non-solicitation covenants will cease immediately upon a change in control.
Change in Control Severance Plan for Senior Executives.   Gregory Sousa is a participant in the Orange Bank & Trust Company Change in Control Severance Plan for Senior Executives (the “CIC Plan”). The terms of his participation are set forth in a participation agreement and the CIC Plan. Under the CIC Plan and related participation agreement, if Mr. Sousa experiences an involuntary termination other than for cause (as defined in the CIC Plan) or voluntary termination for good reason (as defined in the CIC Plan) during the “covered period,” which commences with the Company’s initial public announcement of the agreements or other actions that are expected or intended to result in a change of control (as defined in the CIC Plan) and ending 12 months following the occurrence of such change in control (provided, that the covered period will be extended by one month if an event giving rise to good reason occurs within the 11th or 12th month of the covered period), he will receive the following severance benefits, subject to his execution of a release of claims:
a.
a lump sum cash payment equal to the participant’s pro-rata bonus for the year in which the participant is terminated;

b.
a lump sum cash payment equal to the greater of two times (x) Mr. Sousa’s base salary as in effect immediately before the applicable change in control or (y) his base salary in effect on his termination date; and

c.
a lump sum cash payment equal to 18 times the monthly cost of COBRA.

Mr. Sousa’s benefits in the event of a change in control are capped at his Code Section 280G limit.

Outstanding Equity Awards at Fiscal Year End
The following table shows stock awards outstanding for each of our named executive officers as of December 31, 2024. The number of shares reflect a two-for-one forward stock split which became effective on January 10, 2025.
		Stock Awards
Name	Grant Date	Number of shares or units of stock that have not vested(1)	Market value of shares or units of stock that have not vested ($)(2)
Michael J. Gilfeather	2/15/2022	2,144	59,582
	3/10/2023	6,592	183,192
	1/23/2024	5,164	143,508
	3/21/2024	17,166	477,043
Joseph A. Ruhl	2/15/2022	1,216	33,793
	3/10/2023	2,550	70,865
	3/21/2024	5,530	153,679
Gregory Sousa	2/15/2022	1,028	28,568
	3/10/2023	2,276	63,250
	3/21/2024	5,200	144,508

(1)
All awards vest in approximately 33% increments on the first, second and third anniversary of the date of grant, generally subject to executive’s employment on the respective vesting dates.

(2)
Market value is calculated on the basis of $27.79 per share, which was the closing sales price for our common stock as reported on the Nasdaq Capital Market on December 31, 2024 (as adjusted for the two-for-one forward stock split which became effective on January 10, 2025).

Policies and Practices Related to the Grant of Stock Options
We have not historically granted stock options or similar awards as part of our equity compensation programs and did not grant any stock options during the year ended December 31, 2024. If stock options or similar awards are granted in the future, our policy is to not grant stock options or similar awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, and not time the public release of such information based on stock option grant dates. In addition, it is our policy to not grant stock options or similar awards during periods in which there is material nonpublic information about the Company, including during “blackout” periods or at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. These restrictions do not apply to restricted stock awards or other types of equity awards that do not include an exercise price related to the market price of our common stock on the date of grant.

DIRECTOR COMPENSATION
Director Compensation Table
The following table sets forth for the fiscal year ended December 31, 2024 certain information as to the total remuneration we paid to our non-employee directors. Messrs. Gilfeather and Scacco do not receive any additional compensation for service on the Bank and/or Company Boards of Directors.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Non-Qualified Deferred Comp(3)	All Other Compensation ($)(4)	Total ($)
Louis Heimbach(5)	$37,500	$25,037	$20,202	―	$82,739
Gregory F. Holcombe	$85,000	$25,037	$2,820	―	$112,857
Kevin J. Keane	$75,000	$25,037	―	―	$100,037
Marianna R. Kennedy	$75,000	$25,037	―	―	$100,037
William D. Morrison	$94,000	$25,037	$1,297	―	$120,334
Jonathan F. Rouis	$125,000	$25,037	$277	―	$150,314
Richard B. Rowley	$96,000	$25,037	$9,367	―	$130,404
Terry R. Saturno(5)	$92,787	―	―	―	$92,787
Jonathan Schiller(6)	$18,750	―	―	―	$18,750
Olga Luz Tirado	$44,750	$25,037	―	―	$69,787

(1)
Non-employee directors may defer all or a portion of their fees earned in cash into the Company’s Stock-Based Deferral Plan, as amended and restated.

(2)
Each non-employee director receives an annual equity award in the form of time-based restricted stock units under the Company’s 2023 Equity Incentive Plan as part of their director compensation. In connection with the equity grants to non-employee directors, the compensation committee engaged AON to conduct a peer analysis and the committee has considered the data provided on its peers. To encourage directors to have a meaningful ownership stake in the Company during their tenure on the Board, the outstanding restricted stock units vest one year from the grant date. As of December 31, 2024, all Directors, except Mr. Schiller, have 1,102 unvested restricted stock units. Non-employee directors are permitted to defer their restricted stock unit awards under the terms of the Company’s Stock-Based Deferral Plan, as amended and restated. The amounts in this chart represent the aggregate grant date fair value for restricted stock units granted during 2024 computed in accordance with FASB ASC Topic 718. The assumptions used to determine the value of stock awards are described in Note 1 to the Notes to the Consolidated Financial Statements in the Annual Report on Form 10-K.

(3)
These amounts represent the above market earnings credited to each director’s account under the Orange County Bancorp, Inc. Deferred Compensation Plan. See “— Cash-Based Deferred Compensation Plan, as amended and restated.”

(4)
Perquisites and personal benefits for each director did not exceed in the aggregate $10,000.

(5)
Mr. Heimbach and Ms. Saturno retired from the Company and Bank Boards of Directors in May 2024.

(6)
Mr. Schiller was appointed to the Company and Bank Boards of Directors in September 2024.

Director Fees
The Board determines the compensation of its non-employee members after considering the recommendation of the Compensation Committee and the Compensation Committee’s independent compensation consultant. The Compensation Committee regularly reviews data and analysis provided by its independent compensation consultant to assess the market competitiveness of the compensation structure of our non-employee directors. Following that review, the Compensation Committee approves and recommends to the Board for approval a compensation structure that is intended to provide a mix between cash and equity compensation that is market competitive based on the same peer group that is used by the Compensation Committee when reviewing executive compensation.
During the year ended December 31, 2024, each director of the Company received a fee of $14,500, and the Chairman of the Board received a fee of $24,500 payable in four installments for attending Board and committee meetings.
During the year ended December 31, 2024, each director of the Bank received a fee of $60,500 and the Chairman of the Board received a fee of $100,500 payable in four installments for attending Board and committee meetings. Directors Holcombe, Rowley, and Morrison each received an additional fee of $10,000 payable in four installments for serving on the Directors Loan Committee.
During the year ended December 31, 2024, Director Morrison received a retainer fee of $3,000 for serving on the Board of Directors of HVIA. Director Rowley received a retainer fee of $5,000 for serving as Chairman of the Board of Directors of HVIA. Directors Rowley and Morrison also received a fee of $1,500 per meeting attended. Mr. Gilfeather and Mr. Scacco do not receive any compensation for their services as directors.
During the year ended December 31, 2024, each non-employee director received an annual equity award in the form of time-based restricted stock units under the Company’s 2023 Equity Incentive Plan as part of their director compensation. In connection with the equity grants to non-employee directors, the compensation committee engaged an independent consultant to conduct a peer analysis and the committee has considered the peer comparison data. As of December 31, 2024, all Directors, except Mr. Schiller, have 1,102 unvested restricted stock units. Non-employee directors are permitted to defer their restricted stock unit awards under the terms of the Company’s Stock-Based Deferral Plan, as amended and restated. (See “Director Compensation Table”)
Stock-Based Deferral Plan, as amended
The Orange County Bancorp, Inc. Stock-Based Deferral Plan, as amended provides members of the Board of Directors of the Company (“Board”) and its affiliates, including Orange Bank & Trust Company and Hudson Valley Investment Advisors, Inc., as well as key executives of the Company and the Bank, with the opportunity to elect to defer Compensation received from the Company or its affiliates for their services and make deemed investments of that deferred Compensation in shares of Company Stock. In addition, non-employee directors may defer equity granted in connection with Board service into the Plan. The plan is intended to constitute a deferred compensation plan that satisfies the requirements of Section 409A of the Internal Revenue Code. Directors Holcombe, Keane, Kennedy, Rouis, and Rowley participated in the Stock-Based Deferral Plan during 2024. Mr. Gilfeather maintains an account in the Stock-Based Deferral Plan as a result of the one-time transfer of a portion of his account balance in the Performance-Based SERP. Upon separation from service for any reason, the participant’s deferred stock account balance (as of the participant’s separation from service) will be distributed in accordance with the participant’s election. At the time of each deferral, a participant may elect to receive his or her account balance: (i) in a lump sum as soon as practicable following the date the participant has a separation from service or (ii) as an annual benefit payable over a period of two (2) to five (5) years on the first business day of each year commencing with the year following the participant’s separation from service.
Cash-based Deferred Compensation Plan, as amended and restated
The Orange County Bancorp, Inc. Deferred Compensation Plan, as amended and restated, is a cash-based non-qualified deferred compensation plan that is intended to satisfy the requirements of Section 409A of the Internal Revenue Code (“Cash-Based Plan”). The Cash-Based Plan was frozen to new participants effective December 31, 2021and frozen to new deferrals effective January 1, 2023. Directors Heimbach, Holcombe, Morrison, Rouis, and Rowley each have a balance in the Plan. During 2024, participant account balances under the Cash-Based Plan were credited with interest at a rate of 5.35%. Each participant’s account balance in the Cash-Based Plan is distributed in accordance with his or her election. The distribution elections under the Cash-Based Plan are: (i) a lump sum as soon as practicable following the participant’s termination of service, or (ii) an annual benefit paid in monthly installments payable over a period of up to fifteen years.

PROPOSAL II — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit and Risk Committee of the Company has approved the engagement of Crowe LLP to be our independent registered public accounting firm for the year ending December 31, 2025, subject to the ratification of the engagement by our stockholders. At the annual meeting, stockholders will consider and vote on the ratification of the Audit and Risk Committee’s engagement of Crowe LLP for the year ending December 31, 2025. A representative of Crowe LLP is expected to attend the annual meeting and may respond to appropriate questions and make a statement if he or she so desires.
Even if the engagement of Crowe LLP is ratified, the Audit and Risk Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders.
Set forth below is certain information concerning aggregate fees billed for professional services rendered by Crowe LLP during the years ended December 31, 2024 and 2023.
	Year ended December 31, 2024	Year Ended December 31, 2023
Audit Fees	$455,000	$445,500
Audit-Related Fees	―	―
Tax Fees	―	―
All Other Fees	―	―
Audit Fees.   Audit fees include aggregate fees billed for professional services for the audit of the Company’s annual consolidated financial statements, limited review of quarterly condensed consolidated financial statements included in periodic reports filed with the Securities and Exchange Commission, and consent procedures for the Form S-8 and Form S-3 filings, including out-of-pocket expenses.
The Audit and Risk Committee’s current policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended. These services may include audit services, audit-related services, tax services and other services. The Audit and Risk Committee may delegate pre-approval authority to one or more members of the Audit and Risk Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit and Risk Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit and Risk Committee pre-approved 100% of audit fees billed and paid during the year ended December 31, 2024, as indicated in the table above.
The Board of Directors recommends a vote “FOR” the ratification of Crowe LLP as independent registered public accounting firm for the year ending December 31, 2025.

STOCKHOLDER PROPOSALS AND NOMINATIONS
In order to be eligible for inclusion in the proxy materials for our 2026 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at Orange County Bancorp, Inc.’s executive office, 212 Dolson Avenue, Middletown, New York 10940, no later than December 12, 2025, which is 120 days prior to the anniversary of the date we expect to mail these proxy materials. If the date of the 2026 Annual Meeting of Stockholders is changed by more than 30 days, any stockholder proposal must be received at a reasonable time before we print or mail proxy materials for such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.
Under SEC Rule 14a-19, a stockholder intending to engage in a director election contest with respect to the Company’s annual meeting of stockholders to be held in 2026 must give the Company notice of its intent to solicit proxies by providing the names of its nominees and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting. This deadline is March 23, 2026.
In addition to the requirement set forth under SEC Rule 14a-19, in order to be brought before an annual meeting of stockholders, any new business or a director nomination proposed by a stockholder must be stated in writing and received by our Corporate Secretary at least 90 days prior to the date of the anniversary date of the previous year’s annual meeting. Accordingly, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no later than February 19, 2026. If notice is received after February 19, 2026, the proposal or nomination will be considered untimely, and we will not be required to present the matter at the stockholders meeting. In order for a stockholder to make a director nomination, such stockholder or group of stockholders must beneficially own more than 5% of the Company’s outstanding common stock and have held such stock for at least one year prior to the date of the nomination.
Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.
OTHER MATTERS
The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the annual meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

MISCELLANEOUS
A COPY OF ORANGE COUNTY BANCORP, INC.’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2024 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY OR BY CALLING 845-341-5000.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
Orange County Bancorp, Inc.’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders, 2024 Form 10-K and the 2024 Annual Report are each available on the Internet at www.envisionreports.com/OBT.
By Order of the Board of Directors
/s/ Jennifer Staub

Jennifer Staub
Corporate Secretary
Middletown, New York
April 11, 2025

orange county BANCORP, INC. VOTE01 - Kevin Keane (three-year term) 02 - William Morrison (three-year term) 03 - Jonathan Rouis (three-year term) 5 1 B V For Withhold For Withhold For Withhold 04 - Jonathan Schiller (two-year term) 05 - Gustave Scacco (one-year term) Proposals — The Board of Directors recommend a vote A FOR all the nominees listed and FOR Proposal 2. 044N6C 2. Ratification of appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 1. Election of Directors: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 2025 Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/OBT or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! If the shares you held at the record date were held through a Company benefit plan, the deadline for voting electronically is 11:59 p.m. Eastern Time on May 14, 2025. For all others, the deadline for voting electronically is 1:00 a.m. Eastern Time on May 20, 2025. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Notice of 2025 Annual Meeting of StockholdersProxy Solicited by Board of Directors for Annual Meeting — May 20, 2025Except for those shares of Common Stock of the Company held in Orange County Bancorp, Inc. (the “Company”) 401(k) Plan, as amended (the “401(k)”), the undersigned hereby appoint JenniferStaub (the “Proxy”), with full power of substitution, to act as attorney and proxy for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled tovote only at the Annual Meeting of Stockholders to be held on Tuesday, May 20, 2025 at 3:30 p.m. Eastern Time, at Orange Bank & Trust Company, 4 West Red Oak Lane, White Plains, NY 10601, andat any and all adjournments thereof, as set forth on the reverse side.If you hold shares of Orange County Bancorp, Inc. Common Stock through the 401(k), this proxy card covers all shares for which you have the right to give voting instructions to Pentegra TrustCompany, the trustee for the 401(k) (the “Trustee”). This proxy card, when properly executed and dated, will be voted by the Trustee as you direct. If you do not direct the Trustee how to vote theshares of the Company Common Stock credited to your 401(k) Account by 11:59 p.m., Eastern Time, on May 14, 2025, the Trustee will vote the shares held in the 401(k) Trust in the same proportionas the voting instructions it receives from other participants as of that date and time.Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxy will have authority to vote FOR the election of the nominees to the Boardof Directors and FOR item 2.The undersigned hereby acknowledges receipt of the notice of Annual Meeting of Stockholders, the Proxy Statement for the Annual Meeting dated April 11, 2025, and the Annual Report on Form 10-K.In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)Proxy — ORANGE COUNTY BANCORP, INC.C Non-Voting Itemsq IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qChange of Address — Please print new address below. Comments — Please print your comments below.